                                                              Exhibit 10.37

                             ADDENDUM AND AMENDMENT NO. 4 TO
                           DISTRIBUTION AND SERVICES AGREEMENT

      This Addendum and Amendment No. 4 to Distribution and Services Agreement is entered into as of this 1st day of January, 1998, by and between Biogen, Inc., through its offices located at 701 Green Valley Road, Suite 308, Greensboro, NC 27408 ("Biogen") and Nova Factor, Inc., with principal offices located at 1620 Century Center Parkway, Suite 109, Memphis, TN 38134 ("Nova Factor").

      WHEREAS, Biogen has appointed Nova Factor as a preferred distributor of Biogen's AVONEX-registered trademark- (Interferon Beta-1a) product under the terms of a Distribution and Services Agreement between the parties, dated as of November 1, 1995, as amended by Amendment No. 1 to Distribution and Services Agreement, dated as of May 17, 1996, and as amended and supplemented by Addendum and Amendment No. 2 to Distribution and Services Agreement, dated as of May 21, 1997, and Addendum and Amendment No. 3 to Distribution and Services Agreement, dated as of July 1, 1997, (the "Distribution Agreement");

      WHEREAS, as additional services under the Distribution Agreement, Biogen desires Nova Factor (i) to provide a reimbursement hotline to which Biogen may refer those persons who contact Biogen's customer support line with reimbursement-related questions; (ii) to contact for follow-up those patients who are referred to Nova Factor for reimbursement-related assistance or who are referred to Nova Factor under the * Program or referred to Nova Factor by a Biogen customer support specialist, as contemplated under Section
4.1 of the Distribution Agreement, but who decide not to use Nova Factor's home delivery services for delivery of AVONEX-registered trademark-, and
(iii) to provide administrative services in connection with Biogen's variable cap program, and Nova Factor is willing to provide all such additional services on the terms and conditions set forth in this Addendum;

      WHEREAS, Biogen and Nova Factor also desire to amend the Distribution Agreement to adjust * for services provided by Nova Factor under the Distribution Agreement;

      WHEREAS, to reflect the additional services to be provided by Nova Factor and *, the parties desire to supplement and amend the Distribution Agreement as set forth in this Addendum;

      NOW THEREFORE, in consideration of the premises and mutual convenants contained in this Agreement, the parties hereby agree as follows:

1.    DEFINITIONS.
     -------------

      The capitalized terms used in this Addendum that are defined in the Distribution Agreement shall have the meanings assigned to such terms in the Distribution Agreement.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.

      In addition, the following terms as used in this Addendum shall have the meanings set forth below:

      1.1 "Additional Services" shall mean the services to be provided by Nova Factor under this Addendum.

      1.2 "Enrollment Form" shall have the meaning set forth in Section 3.1 of this Addendum.

      1.3 "Hotline Customer" shall mean an end-user who is referred to Nova Factor via the Reimbursement Hotline.

      1.4 "Outcome Call" shall have the meaning set forth in Section 3.1 of this Addendum.

      1.5 "Reimbursement Hotline" shall mean telephone access to reimbursement specialists at Nova Factor who are trained to answer or find answers to reimbursement questions and problems related to Product which such access is available through a telephone line at Nova Factor dedicated to calls transferred from Biogen, all as more fully described in Section 2.

      1.6 "Triaged Customer" shall mean an end-user (other than a Hotline Customer) who is referred to Nova Factor under the *
             Program or referred to Nova Factor by a Biogen customer support specialist, as contemplated by Section 4.1 of the Distribution Agreement, but who decides not to use Nova Factor's home delivery services for delivery of Product.

2.    REIMBURSEMENT HOTLINE.
      ----------------------

      2.1 Hotline Services. As additional services under the Distribution Agreement, Nova Factor shall operate a Reimbursement Hotline through which end-users, physicians, nurses, pharmacies, payors, providers and others referred to Nova Factor by Biogen's customer support specialists will be able to obtain assistance in answering reimbursement-related questions and resolving reimbursement-related issues and problems. Nova Factor shall make the Reimbursement Hotline accessible as one of the connection options available through the Nova Factor telephone line dedicated to calls transferred from Biogen's customer support specialists. Services to be provided by Nova Factor as part of the Reimbursement Hotline shall include, but shall not be limited to, using reasonable efforts *

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.

             * If an end-user or other person referred to Nova Factor on the Reimbursement Hotline has any questions related to Medicare coverage for Product, Nova Factor shall, unless otherwise specified by Biogen, transfer the person to the third party service provider designated by Biogen to provide further assistance on Medicare issues.

      2.2 Delivery Options. In presenting the delivery options available to an end-user referred to Nova Factor via the Reimbursement Hotline, Nova Factor shall follow a script which accurately describes all potential methods of delivery available to the end-user and which is in a form mutually agreeable to Nova Factor and Biogen. If the end-user decides not to use Nova Factor's home delivery services for delivery of Product, Nova Factor shall use reasonable efforts to obtain the name, telephone number and fax number of the desired dispensing pharmacy, and shall provide to the dispensing pharmacy, by telephone or fax, all of the information in Nova Factor's possession regarding the end-user.

      2.3    Staffing.   Nova Factor shall use qualified and properly trained
             reimbursement specialists to answer calls on the Reimbursement Hotline. The number of reimbursement specialists made available by Nova Factor to answer calls on the Reimbursement Hotline shall be determined by the volume of calls, and shall be that number which is sufficient to ensure a high level of customer service and satisfaction. If Biogen believes that the number of reimbursement specialists made available by Nova Factor to answer calls on the Reimbursement Hotline is not sufficient to ensure a high level of customer service and satisfaction, Biogen shall notify Nova Factor and the parties shall meet to determine what corrective actions Nova Factor shall take.

      2.4 Direct Delivery Customers. Nothing in this Addendum or in the operation of the Reimbursement Hotline shall be deemed to limit in any way the obligation of Nova Factor to provide reimbursement-related services under the terms of Section 5 of the Distribution Agreement to those end-users who order Product from Nova Factor. Services provided by Nova Factor to end-users under Section 5 of the Distribution Agreement will not be considered Reimbursement Hotline services for purposes of Section 7 of this Addendum.

      2.5    Customer Satisfaction Survey.   At Biogen's request from time to
             time, Nova Factor shall, at no additional cost to Biogen, send customer satisfaction surveys to Hotline Customers in a form mutually agreed upon by the parties. The completed surveys shall be sent to Biogen.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.

      2.6    Reliance on Payor Information.   Nova Factor shall have no
             liability for relying upon information provided by third party payors concerning coverage in the event that such information shall subsequently prove to be incorrect, and Nova Factor may include a disclaimer to that effect in any communication with end-users or others regarding coverage by third party payors.

3.    *





* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.

4.    *

5.    DATA AND REPORTS.
      -----------------

      In addition to the other information to be maintained in the Database under the Distribution Agreement, Nova Factor shall maintain in the Database the information specified in Schedule B to this Addendum regarding (i) calls to Hotline Customers and calls to Triaged Customers,
      (ii) calls received on the Reimbursement Hotline, and (iii) end-users transferred to the VCAP Administrator for assessment of eligibility under the Variable Cap Program. In addition to other reports to be generated by Nova Factor under the Distribution Agreement, Nova Factor shall generate from the Database monthly and weekly reports related to the Additional Services, as specified in Schedule B to this Addendum. The information collected by Nova Factor and maintained in the Database under this Section shall be treated by Nova Factor as the confidential and exclusive property of Biogen.

6.    SCHEDULE E ADJUSTMENT.
      ----------------------

      To accurately reflect the value of services provided to Biogen by Nova Factor under the Distribution Agreement, the parties have agreed to amend the *


* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.


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

      *

7.    PAYMENT.
      --------

      7.1.   Fees. In consideration of the Additional Services rendered by
             Nova Factor under this Addendum, Biogen shall pay to Nova Factor the following fees: (i) $* for each * under Section 3 of this Addendum, (ii) $* for each Hotline Customer to whom Nova Factor provides assistance on the Reimbursement Hotline under Section 2 of this Addendum (which such payment shall include the costs of * ), and (iii) $* for each end-user as to whom Nova Factor sends to the VCAP Administrator a completed Enrollment Form. Nova Factor shall send an invoice to Biogen at the end of each month with respect to Additional Services provided by Nova Factor during such month. In its invoice, Nova Factor shall specify separately the total number of Traiged Customers, Hotline Customers and Variable Cap Program referrals with respect to whom services are being billed. All amounts due from Biogen shall be payable by check to Nova Factor in United States funds. Payment by
             Biogen shall be due within *      (*) days from the date of
             invoice.

      7.2. Other Services. Biogen acknowledges that it from time to time requests Nova Factor to provide information, reports and services which Nova Factor is not obligated to provide under the Distribution Agreement, including but not limited to additional data requests, additional operational requests and requests to have Nova Factor personnel visit Biogen's facilities. In consideration of Nova Factor's agreement to use reasonable efforts to respond to Biogen's requests, Biogen shall pay to Nova Factor a
             total of $*       in 1998, payable in four quarterly installments
             with each installment due on the fifteenth day of the quarter. Nova Factor acknowledges that the first installment was paid by Biogen prior to execution of this Addendum.

      7.3 Other Costs. Except as otherwise set forth in this Agreement, Nova Factor shall be responsible for all costs and expenses associated with fulfilling its obligations under this Agreement.

8.    TERMINATION.
      ------------

      Biogen may terminate all or a portion of the Additional Services at any time, upon forty-five (45) days' written notice to Nova Factor, without terminating the entire Distribution



* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.

      Agreement, provided that notwithstanding anything to the contrary contained in this Agreement, Biogen may terminate further enrollment in the VCAP Program at any time without prior notice to Nova Factor. After receipt of the termination notice with respect to some or all of the Additional Services and during the period thereafter ending three (3) months after such termination, Nova Factor shall use reasonable efforts to cooperate with Biogen in ensuring the smooth transition of the terminated services to a distributor designated by Biogen.

9.    DISTRIBUTION AGREEMENT.
      -----------------------

      The Additional Services to be provided by Nova Factor under this Addendum shall be deemed to be services provided and obligations assumed by Nova Factor under the terms of the Distribution Agreement, and, except as expressly set forth herein, the terms of the Distribution Agreement shall apply with full force and effect to such obligations and the performance of such services.

IN WITNESS WHEREOF, the parties have executed this Addendum on the date first above written.


                                        BIOGEN, INC.


                                        By: /s/ Mark W. Leuchtenberger
                                            -----------------------------------
                                            Mark W. Leuchtenberger
                                            Vice President - Sales, Marketing
                                               and Business Development



                                        By: /s/ Darlene Romine
                                            -----------------------------------
                                            Darlene Romine
                                            Director of National Accounts



                                        NOVA FACTOR, INC.


                                        By: /s/ Randy Grow
                                           -----------------------------------


                                        Title:  President
                                              ---------------------------------


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